                                                                     EXHIBIT 4.1


                                    NUMBER
                                      PT


                                    [LOGO]


                               [CORPORATE SEAL]



[ART APPEARS HERE]             COMMON
                               STOCK

                                               PAR VALUE ONE DOLLAR
                                                     ($1) PER SHARE

                               PRIMEX
                               TECHNOLOGIES, INC.
                                                                        SHARES

                               INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

                               THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK


                                             SEE REVERSE FOR CERTAIN DEFINITIONS


                                                               CUSIP 000000 00 0
THIS
CERTIFIES
THAT



IS THE OWNER OF

            FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF

PRIMEX TECHNOLOGIES, INC., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Corporation's Certificate of Incorporation and By-laws, both as amended, to all of which each holder by acceptance hereof assents. This Certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar.

     Witness the facsimile signatures of the Corporation's proper officers and a facsimile of its corporate seal.


Dated

                            COUNTERSIGNED AND REGISTERED

                                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                                                  TRANSFER AGENT
                                                                   AND REGISTRAR

Sig to come                 Sig to come                 BY


        SECRETARY                CHAIRMAN OF THE BOARD      AUTHORIZED SIGNATURE

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.


Phrase Abbreviation     Equivalent                                     Phrase Abbreviation     Equivalent
-------------------     ----------                                     -------------------     ----------
JT TEN                  As joint tenants, with right of survivorship   TEN BY ENT              As tenants by the entireties
                        and not as tenants in common
TEN IN COM              As tenants in common                           UNIF GIFT MIN ACT       Uniform Gifts to Minors Act


Word                                Word                                   Word
Abbreviation    Equivalent          Abbreviation    Equivalent             Abbreviation    Equivalent
------------    ----------          ------------    ----------             ------------    ----------
ADM             Administrator(s)    EST             Estate, Of estate of   PAR             Paragraph
                Administratrix      EX              Executor(s), Executrix PL              Public Law
AGMT            Agreement           FBO             For the benefit of     TR              (As) trustee(s) for, of
ART             Article             FDN             Foundation             U               Under
CH              Chapter             GDN             Guardian(s)            UA              Under agreement
CUST            Custodian for       GDNSHP          Guardianship           UW              Under will of, Of will of.
DEC             Declaration         MIN             Minor(s)                               Under last will & testament



                            PRIMEX TECHNOLOGIES, INC.

     A copy of the Articles of Incorporation, as amended, of the Corporation containing a full statement of the designations, preferences, limitations and relative rights of the shares of Common Stock and Preferred Stock, and the variations in the relative rights, preferences and limitations between the shares of each series of Preferred Stock so far as the same have been fixed and determined, and of the authority of the Board of Directors to fix and determine the relative rights, preferences and limitations of subsequent series, may be obtained, without charge, from the Transfer Agent or the office of the Secretary of the Corporation, upon written request by a Shareholder.

--------------------------------------------------------------------------------

ASSIGNMENT FORM

For value received ________ hereby sell, assign and transfer _____ shares of the
                   (I or we)                                (amount)
capital stock represented by this certificate to _______________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFIYING NUMBER OF ASSIGNEE    ------------------------------------------
[                                    ] (Print full name and address of Assignee)


                                      ------------------------------------------

                                                      [ ][ ][ ][ ][ ]
------------------------------------------------------                 Assignee,
                                                          zip code


and do irrevocably constitute and appoint                           as Attorney
                                          -------------------------
                          (Leave blank or fill in as explained in Notice below)
to transfer the said Stock on the books of the Corporation with full power of substitution.

Dated
      ----------------------

                                  ---------------------------------------------
                                  (Sign here exactly as name(s) is shown on the face of this certificate without any change or alteration whatever.)

IMPORTANT NOTICE: When you sign your name to this Assignment Form without filling in the name of your "Assignee" or "Attorney", this stock certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you either (i) fill in the name of the new owner in the "Assignee" blank, or (ii) if you are sending the signed certificate to your bank or broker, fill in the name of the bank or broker in the "Attorney" blank. Alternatively, instead of using this Assignment Form, you may sign a separate "stock power" form and then mail the unsigned stock certificate and the signed "stock power" in separate envelopes. For added protection, use certified or registered mail for a stock certificate.

    Keep this certificate in a safe place. If it is lost, stolen or destroyed, the Company will require a bond of indemnity as a condition to the issuance of a replacement certificate.


    This certificate also evidences and entities the holder hereof to certain Rights as set forth in a Rights Agreement dated as of ____________, 1996, as it may be amended from time to time (the "Rights Agreement"), between Primex Technologies, Inc. (the "Company") and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void and nontransferable.

Signature(s) Guaranteed:

__________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK-
BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND
CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO SEC RULE 17Ad 15.